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                                                                    EXHIBIT 12.1

                    Computation of Earnings to Fixed Charges
                   CSX Transportation, Inc. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             (Millions of Dollars)


                                                           FOR THE FISCAL YEARS ENDED
                                    -------------------------------------------------------------------------
                                    DEC. 26, 2003  DEC. 27, 2002  DEC 28, 2001   DEC. 29, 2000  DEC. 31, 1999
                                    -------------  -------------  ------------   -------------  -------------
Earnings:
   Earnings Before Income Taxes         $216           $479           $324           $170           $372
   Interest Expense                      101            113            130            120             77
   Amortization of debt discount          --             (1)            --             --             --
   Interest Portion of Fixed Rent         54             54             54             74             64

   Undistributed earnings of
     unconsolidated subsidiaries         (20)           (19)            (7)           (14)           (25)
                                        ----           ----           ----           ----           ----
   Earnings, as Adjusted                $351           $626           $501           $350           $488
                                        ----           ----           ----           ----           ----

Fixed Charges:
   Interest Expense                     $101           $113           $130           $120           $ 77
   Capitalized Interest                    3              3              6              6              8
   Amortization of Debt Discount          --             (1)            --             --             --
   Interest Portion of Fixed Rent         54             54             54             74             64
                                        ----           ----           ----           ----           ----
   Fixed Charges                        $158           $169           $190           $200           $149
                                        ----           ----           ----           ----           ----

                                        ----           ----           ----           ----           ----
   Ratio of Earnings to Fixed Charges    2.2x           3.7x           2.6x           1.8x           3.3x
                                        ----           ----           ----           ----           ----